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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            EASTMAN CHEMICAL COMPANY
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:
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 TEXT OF EASTMAN INTRACOMPANY E-MAIL MESSAGE FROM CHAIRMAN AND CEO TO EMPLOYEES

TO  : All Eastman Employees
FROM: Earnie Deavenport
RE  : May 4, 2000 Annual Meeting of Shareowners

About a month ago, you received an e-mail note from Theresa Lee with your Proxy Statement for, and instructions for voting your Eastman shares by proxy at, the upcoming Annual Meeting. If you own Eastman shares through the ESOP or Eastman Investment Plan, you should have received your personalized proxy card by mail. The Control Number imprinted on your proxy card allows you to vote electronically over the Internet or by telephone. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. IF YOU HAVE NOT YET SUBMITTED YOUR PROXY, PLEASE DO SO AS SOON AS POSSIBLE. If you own shares but have not yet received your proxy card, contact Angela Tipton at Ext. 4647 or by sending her an e-mail at artipton@eastman.com.

The Proxy Statement explains the business to be considered and voted upon at the Annual Meeting, including management's recommendation on each item. ONE OF THE ITEMS IS A PROPOSAL FROM A SHAREOWNER TO "DECLASSIFY" THE BOARD OF DIRECTORS, WHICH WE RECOMMEND YOU VOTE "AGAINST". As explained in the Proxy Statement, your Board of Directors is divided into three "classes," and directors are elected to staggered three-year terms with one of the three classes being elected each year. A CLASSIFIED BOARD, ALONG WITH OTHER "TAKEOVER DEFENSES," IS A USEFUL TOOL TO PREVENT AN UNSOLICITED ACQUISITION OF EASTMAN WITHOUT THE INVOLVEMENT OF
YOUR BOARD OF DIRECTORS FOR THE BENEFIT OF ALL SHAREOWNERS. This is because a third party trying to acquire control of the Company could not abruptly remove the entire Board in a single election. For this and other reasons given in the Proxy Statement, we believe that a classified (or "staggered") board structure is in your best interest and in the best interests of all Eastman shareowners. Accordingly, we encourage you to vote "AGAINST" the proposal (which requests that all directors be elected annually and not by classes). Your participation in this important corporate governance issue is encouraged and appreciated.